As filed with the Securities and Exchange Commission on December 18, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTERNATIONAL COAL GROUP, INC.*

(Exact name of registrant as specified in its charter)

Delaware

(States or other jurisdiction of incorporation or organization)

20-2641185

(I.R.S. Employer Identification Number)

300 Corporate Centre Drive

Scott Depot, West Virginia 25560

(304) 760-2400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

*SEE TABLE OF ADDITIONAL REGISTRANTS

Roger L. Nicholson, Esq.

Senior Vice President, Secretary and General Counsel

International Coal Group, Inc.

300 Corporate Centre Drive

Scott Depot, West Virginia 25560

(304) 760-2400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Randi L. Strudler, Esq.

Jones Day

222 East 41st Street

New York, New York 10017

(212) 326-3939

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock of International Coal Group, Inc., par value $0.01 per share
Debt Securities of International Coal Group, Inc.
Guarantees of Debt Securities(3)				(4)
Total			$600,000,000	$33,480

(1)

Such indeterminate number of shares of common stock and such indeterminate principal amount of debt securities as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). The aggregate public offering price of the securities registered hereby will not exceed $600,000,000.
(3)	All subsidiary guarantors of the Debt Securities will be wholly-owned operating subsidiaries of the registrant.
(4)	Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees being registered hereby.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Unless otherwise noted below, the address and telephone number of the principal executive offices of each of the additional registrants listed below, and the name and address of their agent for service, is the same as is set forth for International Coal Group, Inc. on the facing page of this registration statement.

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices and Agent for Service
Bronco Mining Company, Inc.	West Virginia	22-2094405	2708 Cranberry Square Morgantown, WV 26508 (304) 594-1616

CoalQuest Development LLC	Delaware	20-0445769

Hawthorne Coal Company, Inc.	West Virginia	55-0742562	2708 Cranberry Square Morgantown, WV 26508 (304) 594-1616

Hunter Ridge, Inc.	Delaware	13-2961732	2708 Cranberry Square Morgantown, WV 26508 (304) 594-1616

Hunter Ridge Coal Company	Delaware	51-0217205	2708 Cranberry Square Morgantown, WV 26508 (304) 594-1616

Hunter Ridge Holdings, Inc.	Delaware	52-1990183	2708 Cranberry Square Morgantown, WV 26508 (304) 594-1616

ICG, Inc.	Delaware	20-1796718

ICG, LLC	Delaware	20-1660224

ICG ADDCAR Systems, LLC	Delaware	20-1619621	No. 1 HWM Drive Ashland, KY 41102 (606) 928-7220

ICG Beckley, LLC	Delaware	20-4048542	P.O. Box 49 Eccles, WV 25836 (304) 929-4280

ICG East Kentucky, LLC	Delaware	20-1619961	13778 River Front Road Belfry, KY 41514 (606) 237-4587

ICG Eastern, LLC	Delaware	20-1620152	P.O. Box 1019 Cowen, WV 26206 (304) 226-2100

ICG Eastern Land, LLC	Delaware	20-1679711	P.O. Box 1019 Cowen, WV 26206 (304) 226-2100

ICG Hazard, LLC	Delaware	20-1619758	1021 Tori Drive Hazard, KY 41701 (606) 439-0946

ICG Hazard Land, LLC	Delaware	20-1679661	1021 Tori Drive Hazard, KY 41701 (606) 439-0946

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices and Agent for Service
ICG Illinois, LLC	Delaware	20-1620272	8100 East Main Street Williamsville, IL 62693 (217) 566-3006

ICG Knott County, LLC.	Delaware	20-1620070	P.O. Box 102 Kite, KY 41828 (606) 447-3600

ICG Natural Resources, LLC	Delaware	20-1619866

ICG Tygart Valley, LLC	Delaware	20-2977524

Juliana Mining Company, Inc.	West Virginia	55-0568083	96 Erbacon Road Cowen, WV 26206 (304) 619-6003

King Knob Coal Co., Inc.	West Virginia	55-0488823	2708 Cranberry Square Morgantown, WV 26508 (304) 594-1616

Marine Coal Sales Company	Delaware	13-3307813

Melrose Coal Company, Inc.	West Virginia	55-0746947	2708 Cranberry Square Morgantown, WV 26508 (304) 594-1616

Patriot Mining Company, Inc.	West Virginia	55-0550184	2708 Cranberry Square Morgantown, WV 26508 (304) 594-1616

Powell Mountain Energy, LLC.	Delaware	30-0461024	1762 Bonny Blue Road St. Charles, VA 24282 (276) 383-4043

Simba Group, Inc.	Delaware	55-0753900

Upshur Property, Inc.	Delaware	95-4484172	HC 36, Box 31 Tallmansville, WV 26237 (304) 472-9272

Vindex Energy Corporation	West Virginia	55-0753903	265-A Glass Drive Mt. Lake Park, MD 21550 (301) 334-6497

White Wolf Energy, Inc.	Virginia	54-1867395

Wolf Run Mining Company	West Virginia	55-0699931	1 Edmiston Way Suite 211 Buckhannon, WV 26201 (304) 471-3300

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 18, 2009

PROSPECTUS

$ 600,000,000

INTERNATIONAL COAL GROUP, INC.

COMMON STOCK

DEBT SECURITIES

GUARANTEES OF DEBT SECURITIES

Pursuant to this prospectus, we may offer to the public from time to time in one or more series or issuances:

•	shares of our common stock, par value $0.01 per share, including shares of common stock issuable upon conversion or exchange of convertible debt securities; and

•	debt securities (which may be guaranteed).

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

Our common stock is listed on the New York Stock Exchange under the symbol “ICO.”

Investing in our securities involves certain risks. See the information included and incorporated by reference in this prospectus and the accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities, including the information under “Risk Factors” in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

The date of this prospectus is                     , 2009

You should rely only on the information contained in or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission, or SEC, and any information about the terms of securities offered conveyed to you by us, our underwriters or our agents. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $600,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of the applicable securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless the context otherwise requires, “ICG,” “the Company,” “we,” “us,” “our” and similar names refer to International Coal Group, Inc. Unless otherwise stated, currency amounts in this prospectus are stated in United States dollars.

INCORPORATION BY REFERENCE; WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement filed by us under the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act.” The registration statement also includes additional information not contained in this prospectus.

The SEC allows us to “incorporate by reference” into this prospectus and any prospectus supplement (as well as the related registration statement) the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus as a legal matter. Information that we file later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934:

•	Our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2008, filed with the SEC on December 18, 2009;

•	Our Quarterly Reports on Form 10-Q/A for the fiscal quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, each filed with the SEC on December 18, 2009;

•

Our Current Reports on Form 8-K filed with the SEC on December 18, 2009, December 9, 2009, December 7, 2009, November 16, 2009, September 29, 2009, September 15, 2009, May 26, 2009 and February 23, 2009; and

•

Our Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act describing our common stock, including any amendments or reports filed for the purpose of updating such description.

All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) if applicable, the date any underwriters stop offering securities pursuant to this prospectus will also be incorporated by reference in this prospectus from the date of filing of such documents. Upon request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street N.E., Washington, D.C. 20549. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

This information is also available on the investor relations page of our web site at http://www.intlcoal.com. Information included or available through our website does not constitute a part of this prospectus or any prospectus supplement. You may also request a copy of these filings, at no cost, by writing or telephoning ICG at the following address:

International Coal Group, Inc.

300 Corporate Centre Drive

Scott Depot, West Virginia 25560

Attention: Secretary

(304) 760-2400

You should rely only on the information provided in this prospectus and any prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, the prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date on the front of the applicable document.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus that are not historical facts are forward-looking statements within the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. We have used the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project” and similar terms and phrases, including references to assumptions, in this report to identify forward-looking statements. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to various risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements:

•	market demand for coal, electricity and steel;

•	availability of qualified workers;

•	future economic or capital market conditions;

•	weather conditions or catastrophic weather-related damage;

•	our production capabilities;

•	consummation of financing, acquisition or disposition transactions and the effect thereof on our business;

•	a significant number of conversions of our convertible senior notes prior to maturity;

•	our plans and objectives for future operations and expansion or consolidation;

•	our relationships with, and other conditions affecting, our customers;

•	availability and costs of key supplies or commodities such as diesel fuel, steel, explosives and tires;

•	availability and costs of capital equipment;

•	prices of fuels which compete with or impact coal usage, such as oil and natural gas;

•	timing of reductions or increases in customer coal inventories;

•	long-term coal supply arrangements;

•	reductions and/or deferrals of purchases by major customers;

•	risks in or related to coal mining operations, including risks related to third-party suppliers and carriers operating at our mines or complexes;

•	unexpected maintenance and equipment failure;

•	environmental, safety and other laws and regulations, including those directly affecting our coal mining and production, and those affecting our customers’ coal usage;

•	ability to obtain and maintain all necessary governmental permits and authorizations;

•	competition among coal and other energy producers in the United States and internationally;

•	railroad, barge, trucking and other transportation availability, performance and costs;

•	employee benefits costs and labor relations issues;

•	replacement of our reserves;

•	our assumptions concerning economically recoverable coal reserve estimates;

•	availability and costs of credit, surety bonds and letters of credit;

•	title defects or loss of leasehold interests in our properties which could result in unanticipated costs or inability to mine these properties;

•

future legislation and changes in regulations or governmental policies or changes in interpretations or enforcement thereof, including with respect to safety enhancements and environmental initiatives relating to global warming;

•	impairment of the value of our long-lived and deferred tax assets;

•	our liquidity, including the ability to adhere to financial covenants related to our borrowing arrangements, results of operations and financial condition;

•	adequacy and sufficiency of our internal controls; and

•	legal and administrative proceedings, settlements, investigations and claims and the availability of related insurance coverage.

You should keep in mind that any forward-looking statements made by us in this prospectus or elsewhere speaks only as of the date on which the statements were made. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us or anticipated results. We have no duty to, and do not intend to, update or revise the forward-looking statements in this report after the date of this report, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that any forward-looking statement made in this report might not occur. When considering these forward-looking statements, you should keep in mind the cautionary statements in this document and in our other SEC filings, including the more detailed discussion of these factors, as well as other factors that could affect our results, contained under “Risk Factors” in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission.

THE COMPANY

Our Company

We are a leading producer of coal in Northern and Central Appalachia with a broad range of mid to high Btu, low to medium sulfur steam and metallurgical coal. Our Appalachian mining complexes, which include 12 of our mining complexes, are located in West Virginia, Kentucky, Virginia and Maryland. We also have a complementary mining complex of mid to high sulfur steam coal strategically located in the Illinois Basin. We market our coal to a diverse customer base of largely investment grade electric utilities, as well as domestic and international industrial customers. The high quality of our coal and the availability of multiple transportation options, including rail, truck and barge, throughout the Appalachian region enable us to participate in both the domestic and international coal markets. Appalachian coal markets exhibited price volatility in 2008 that has continued into 2009.

We were formed by WL Ross & Co. LLC, or WLR, and other investors, in May 2004 to acquire and operate competitive coal mining facilities. As of September 30, 2004, we acquired certain key assets of Horizon NR, LLC through a bankruptcy auction. These assets are high quality reserves strategically located in Appalachia and the Illinois Basin and are union free. Due to its initial capitalization, we were able to complete the acquisition without incurring a significant level of indebtedness. Consistent with the WLR investor group’s strategy to consolidate attractive coal assets, we completed a corporate reorganization and acquired Anker Coal Group, Inc. (now known as Hunter Ridge Holdings, Inc.), or Anker, and CoalQuest Development, LLC, or CoalQuest, in November 2005, which further diversified our coal reserves.

As of September 30, 2009, management estimates that we owned or controlled approximately 328 million tons of metallurgical quality coal reserves and approximately 672 million tons of steam coal reserves. Management’s estimates were developed considering an initial evaluation, as well as subsequent acquisitions, dispositions, depleted reserves, changes in available geological or mining data and other factors. Further, we own or control approximately 523 million tons of non-reserve coal deposits.

Steam coal is primarily consumed by large electric utilities and industrial customers as fuel for electricity generation. Demand for low sulfur steam coal has grown significantly since the introduction of certain controls associated with the Clean Air Act and the decline in coal production in the eastern half of the United States. Metallurgical coal is primarily used to produce coke, a key raw material used in the steel making process. Generally, metallurgical coal sells at a premium to steam coal because of its higher quality and its importance and value in the steel making process.

For the year ended December 31, 2008, we sold 18.9 million tons of coal, of which approximately 17.9 million tons were produced from our mining activities and approximately 1.0 million tons were purchased through brokered coal contracts (coal purchased from third parties for resale), at an average sale price of $53.22 and $45.10, respectively. Of the tons sold, 17.8 million tons were steam coal and 1.1 million tons were metallurgical coal. Our steam coal sales volume in 2008 consisted of mid to high quality, high Btu (greater than 12,000 Btu/lb.), low to medium sulfur (1.5% or less) coal, which typically sells at a premium to lower quality, lower Btu, higher sulfur steam coal. Our three largest customers for the year ended December 31, 2008 were Progress Energy, Georgia Power Company and Allegheny Energy Supply Company and we derived approximately 32% of our coal revenues from sales to our five largest customers. We did not derive more than 10% of our coal sales revenues from any single customer in 2008.

We have three reportable business segments, which are based on the coal regions in which we operate: (i) Central Appalachian, comprised of both surface and underground mines, (ii) Northern Appalachian, comprised of both surface and underground mines and (iii) Illinois Basin, representing one underground mine.

Our Corporate Information

We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 300 Corporate Centre Drive, Scott Depot, West Virginia 25560. Our telephone number is (304) 760-2400. Our website is www.intlcoal.com. Information contained in our website is not incorporated by reference into and does not constitute part of this prospectus.

USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement, we will use the proceeds we receive from the sale of the offered securities for general corporate purposes, which could include working capital, capital expenditures, acquisitions, refinancing of other debt or other capital transactions. Net proceeds may be temporarily invested prior to use. The precise amounts and timing of the application of proceeds will depend upon our funding requirements at the time of issuance and the availability of other funds.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges(1) for the periods presented.

International Coal Group, Inc.						Horizon Natural Resources Company (Predecessor to International Coal Group, Inc.)
Nine months ended September 30, 2009	Year ended December 31, 2008	Year ended December 31, 2007	Year ended December 31, 2006	Year ended December 31, 2005	Period May 13, 2004 (inception) to December 31, 2004	Period January 1, 2004 to September 30, 2004
2.04x	—(2)	—(2)	0.10x(2)	4.03x	2.82x	0.07x(2)

(1)

The ratio of earnings to fixed charges is computed by dividing fixed charges into income before income taxes plus fixed charges and the impact of capitalized interest. Fixed charges consist of interest expense, including amortization of debt issuance costs, and that portion of rental expense considered to be a reasonable approximation of interest.

(2)

The amount of additional earnings needed to obtain a ratio of earnings to fixed charges of 1x was approximately $55.6 million, $238.9 million and $19.3 million for the years ended December 31, 2008, 2007 and 2006 respectively, and $107.7 million for the period from January 1, 2004 to September 30, 2004.

DESCRIPTION OF CAPITAL STOCK

General

The following is a description of the material terms of our amended and restated certificate of incorporation and bylaws as each is in effect as of the date of this prospectus. We refer you to our amended and restated certificate of incorporation and bylaws, copies of which have been incorporated by reference into this prospectus.

Common Stock

As of September 30, 2009, our authorized capital stock consisted of 2,000,000,000 shares of common stock, par value $0.01 per share, of which 154,159,183 shares (including 1,153,255 shares of restricted stock) were issued and 154,151,862 were outstanding. Shares of our common stock were held of record by 252 stockholders as of September 30, 2009.

Holders of common stock are entitled to one vote per share on all matters submitted to be voted upon by the stockholders. The holders of our common stock do not have cumulative voting rights in the election of directors.

Subject to any superior rights of any holders of preferred stock or any class or series of stock having a preference over the common stock with respect to payment of dividends, holders of our common stock are entitled to such dividends as may be declared and paid from time to time by our board of directors out of legally available funds. Our current credit facility imposes restrictions on our ability to declare dividends with respect to our common stock. For additional information, see “Dividend Policy” below.

In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and any amounts due to the holders of preferred stock.

The holders of our common stock have no preemptive rights and no rights to convert or exchange their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

Our amended and restated certificate of incorporation authorizes our board of directors to, without stockholder approval, issue up to 200,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock, including voting rights, dividend rights, conversion rights, terms of redemption, liquidation preference, sinking fund terms, subscription rights and the number of shares constituting any series or the designation of a series.

Our board of directors can issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of common stock, without stockholder approval. No shares of preferred stock are currently outstanding and we have no present plan to issue any shares of preferred stock.

Dividend Policy

We may retain any future earnings to support the development and expansion of our business or make additional payments under our credit facility and, as a result, we may not pay cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Our senior credit facility and indenture governing our outstanding senior notes limit us from paying any cash dividends or other payments or distributions with respect to our capital stock in excess of certain limitations. In addition, the terms of any future credit agreement may contain similar restrictions on our ability to pay dividends or making any distributions or payments with respect to our capital stock.

Registration Rights

We have granted our founding stockholders “demand” and “piggyback” registration rights relating to their shares of common stock pursuant to a registration rights agreement. The former Anker and CoalQuest holders also received “piggyback” registration rights with respect to the shares of our common stock they received in the Anker and CoalQuest acquisitions pursuant to a registration rights agreement entered into at the closing of the Anker and CoalQuest acquisitions. In addition, Fairfax Financial Holdings Limited, or Fairfax, also received “demand” and “piggyback” registration rights relating to their shares of common stock pursuant to a registration rights agreement dated May 16, 2008. These rights are summarized below.

These holders, or their permitted transferees, will be entitled to unlimited “piggyback” registration rights. These rights entitle the holders to notice of a registration prior to the filing of a registration statement and to include, at our expense (except for Fairfax which must bear out-of-pocket registration expenses after the first demand), their shares of common stock in any of our registrations of our common stock (other than registrations we file on Form S-4 or S-8, or any successor forms thereto, or filed solely in connection with an offering made solely to our existing stockholders or employees), including the registration statement of which this prospectus is a part. We and our underwriters can reduce the number of shares of common stock requested to be included by holders of “piggyback” registration rights in view of market conditions.

In addition, WLR, any other founding stockholder or stockholders representing 20% of all registrable securities or their permitted transferees or Fairfax are entitled to “demand” rights to register all or a portion of their registrable securities under the Securities Act if the reasonably anticipated aggregate price to the public of these shares (net of underwriting discounts and commission) would exceed $75 million, except if the value of Fairfax’s remaining shares is less than $75 million, the Company must still register the sale of Fairfax’s remaining shares. We are also obligated to undertake three demand registrations by WLR, two demand registrations by Fairfax, one demand registration by each other individual founding stockholder and two additional demand registrations by a group of the founding stockholders representing 20% of the registrable securities. If at any time we are eligible to register our securities on a Form S-3 under the Securities Act, holders can specify that the requested registration be a “shelf registration” for an offering on a delayed or continuous basis pursuant to Rule 415 of the Securities Act.

If our stockholders with registration rights cause a large number of securities to be registered and sold in the public market, those sales could cause the market price of our common stock to decline. If we initiate a registration and include registrable securities as a result of the exercise of registration rights, the inclusion of registrable securities could adversely affect our ability to raise capital.

Anti-Takeover Effects of Certain Provisions of Our Amended and Restated Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation and bylaws contain several provisions that may make it more difficult to acquire us by means of a tender offer, open market purchase, proxy fight or otherwise.

These provisions in our amended and restated certificate of incorporation and bylaws are designed to encourage persons seeking to acquire control of us to negotiate with our board. We believe that, as a general rule, our interests and the interests of our stockholders would be served best if any change in control results from negotiations with our board based upon careful consideration of the proposed terms, such as the price to be paid to stockholders, the form of consideration to be paid and the anticipated tax effects of the transaction.

These anti-takeover provisions in our amended and restated certificate of incorporation and bylaws could, however, have the effect of discouraging a prospective acquiror from making a tender offer for our shares or otherwise attempting to obtain control of us. To the extent that these provisions discourage takeover attempts, they could deprive stockholders of opportunities to realize takeover premiums for their shares. Moreover, these provisions could discourage accumulations of large blocks of common stock, thus depriving stockholders of any advantages which large accumulations of stock might provide.

Set forth below is a summary of the relevant provisions of our amended and restated certificate of incorporation and bylaws and certain applicable sections of the General Corporation Law of the State of Delaware. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of our amended and restated certificate of incorporation, our bylaws and sections of the General Corporation Law of the State of Delaware.

Delaware Anti-Takeover Statute

We are governed by Section 203 of the General Corporation Law of the State of Delaware. Section 203, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

•

at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

The application of Section 203 may limit the ability of stockholders to approve a transaction that they may deem to be in their best interests.

In general, Section 203 defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•	subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation;

•

an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; and

•	the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect not to be governed by this section, effective twelve months after adoption.

Our amended and restated certificate of incorporation and bylaws do not exclude us from the restrictions imposed under Section 203. We anticipate that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Stockholder Action; Special Meetings

Our certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our certificate of incorporation and our bylaws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the chairman of our board, our chief executive officer, our president or our secretary at the request of a majority of the number of directors that we would have if there were no vacancies on our board. Stockholders are not permitted to call a special meeting or to require our board to call a special meeting.

Stockholder Proposals

At an annual meeting of stockholders, only business that is properly brought before the meeting will be conducted or considered. To be properly brought before an annual meeting of stockholders, business must be specified in the notice of the meeting (or any supplement to that notice), brought before the meeting by the presiding officer or by or at the direction of the majority of the total number of directors that our board would have if there were no vacancies, or properly requested by a stockholder to be brought before the meeting.

For business to be properly requested by a stockholder to be brought before an annual meeting, the stockholder must:

•	be a stockholder of record at the time of the giving of the notice for the meeting;

•	be entitled to vote at the meeting; and

•	have given timely written notice of the business to our secretary.

To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60, nor more than 90, calendar days prior to the first anniversary date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if there was no annual meeting in the preceding year or the date of the annual meeting is advanced more than 30 calendar days prior to, or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is first made. A stockholder’s notice must set forth, as to each matter the stockholder proposes to bring before the meeting:

•	a description in reasonable detail of the business proposed to be brought before the meeting and the reasons for conducting such business at the meeting;

•	the name and address of the stockholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made;

•	the class and series and number of shares that are owned of record and beneficially by the stockholder proposing the business and by the beneficial owner, if any, on whose behalf the proposal is made;

•

a description of all arrangements or understandings among the stockholder, the beneficial owner on whose behalf the proposal is made, if any, and any other person or persons (including their names) in connection with the proposal of such business by the stockholders and any material interest of the stockholder in such business;

•

whether such stockholder or beneficial owner intends to deliver a proxy statement and forms of proxy to holders of at least the percentage of shares of our voting stock required to approve such proposal; and

•	a representation that the stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

Similarly, at a special meeting of stockholders, only such business as is properly brought before the meeting will be conducted or considered. To be properly brought before a special meeting, business must be specified in the notice of the meeting (or any supplement to that notice) given by or at the direction of the chairman of our board, our chief executive officer, our president or our secretary at the request of a majority of the number of directors that we would have if there were no vacancies on our board or, otherwise brought before the meeting by the presiding officer or by or at the direction of the majority of the total number of directors that our board would have if there were no vacancies.

Nomination of Candidates for Election to Our Board

Under our bylaws, only persons that are properly nominated will be eligible for election to be members of our board. To be properly nominated, a director candidate must be nominated at an annual meeting of the stockholders by or at the direction of our board or committee thereof or properly nominated by a stockholder. To be properly nominated by a stockholder, such stockholder must have delivered a proxy statement and form of proxy to the holders of at least the percentage of shares of our voting stock required to approve such nomination and included in such materials a timely and proper notice in proper written form to our secretary.

To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 nor more than 90 calendar days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders. If, however, there was no annual meeting in the preceding year or the date of the annual meeting is advanced more than 30 calendar days prior to, or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the later of the 90th calendar day prior to such annual meeting or the tenth calendar day following the day on which public announcement of the date of such meeting is first made.

To be in proper written form, such stockholder’s notice must include:

•	the name and address of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made;

•

a representation that the stockholder giving the notice is a holder of record of shares of our voting stock entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice;

•	the class and series and number of shares of stock owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination in made;

•	a description of all arrangements or understandings between or among any of:

•	the stockholder giving the notice;

•	the beneficial owner on whose behalf the notice is given;

•	each nominee; and

•	any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice;

•	the name, age, business address, residence address and occupation of the nominee proposed by the stockholder;

•

such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by our board;

•	the signed consent of each nominee to serve as a director on our board if so elected; and

•

whether such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of our voting stock required to elect such nominee or nominees. In addition, a stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters relating to nomination of candidates for directors.

Amendment to Our Bylaws

Except for certain provisions indicated above, our bylaws may be amended, altered or repealed by the affirmative vote of the holders of a majority of our voting stock or by the affirmative vote of a majority of our board. Certain provisions that require the affirmative vote of the holders of 80% of our voting stock may make it more difficult to change our bylaws for the purpose of gaining control over us.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A., 250 Royall Street, Canton, MA 02021, (800) 962-4284.

Listing

The common stock is listed on the New York Stock Exchange under the symbol “ICO.”

DESCRIPTION OF DEBT SECURITIES

General

This section summarizes the general terms of the debt securities we may offer. The prospectus supplement relating to any particular debt securities offered will describe the specific terms of the debt securities, which may be in addition to or different from the general terms summarized in this section. The summary in this section and in any prospectus supplement does not describe every aspect of the indenture or the debt securities and is subject to and qualified in its entirety by reference to all the provisions of the indenture and the debt securities. The forms of the indenture and the debt securities are filed as exhibits to the registration statement. See “Where You Can Find More Information” for information on how to obtain a copy.

If material, federal income tax consequences and other special considerations applicable to any debt securities issued by ICG at a discount will be described in the applicable prospectus supplement.

The prospectus supplement relating to any series of debt securities will describe the following specific financial, legal and other terms particular to such series of debt securities:

•

the title of the series (which shall distinguish the debt securities of that particular series from the debt securities of any other series and which may be part of a series of debt securities previously issued);

•	the price or prices (expressed as a percentage of the principal amount thereof) at which the debt securities of the series will be issued;

•

any limit upon the aggregate principal amount of the debt securities of the series which may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of the series pursuant to the indenture);

•	the date or dates on which the principal of the debt securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the debt securities of the series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of and interest, if any, on the debt securities of the series shall be payable, or the method of such payment, if by wire transfer, mail or other means;

•

(i) if other than in U.S. dollars, the currency in which debt securities of a series are denominated, which may include any foreign currency or any composite of two or more currencies, and (ii) the currency or currencies in which payments on such debt securities are payable, if other than the currency in which such debt securities are denominated;

•

if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be redeemed, purchased or repaid, in whole or in part, at the option of ICG;

•

the obligation, if any, of ICG to redeem, purchase or repay the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof upon the happening of any event and the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•

the dates, if any, on which and the price or prices at which the debt securities of the series will be repurchased by ICG at the option of the holders thereof and other detailed terms and conditions of such repurchase obligations;

•	if other than denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000, the denominations in which the debt securities of the series shall be issuable;

•

whether the debt securities will be issuable as global notes, the terms and conditions, if any, upon which such global note may be exchanged in whole or in part for other individual debt securities of such series in definitive registered form, the depositary for such global note and the form of any legend or legends to be borne by any such global note in addition to or in lieu of the legend set forth in the indenture;

•

if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

•

the manner in which the amounts of payment of principal of or interest, if any, on the debt securities of the series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•

any addition to or change in the events of default which applies to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture;

•	any addition to or change in the covenants set forth in the indenture (and related defined terms) which applies to debt securities of the series;

•	any depositories, interest rate calculation agents or other agents with respect to debt securities of such series if other than those appointed in the indenture;

•	the provisions relating to any security provided for the debt securities of the series;

•	the subordination, if any, of the debt securities of the series pursuant to the indenture;

•	if and as applicable, the terms and conditions of any right to exchange for or convert debt securities of the series into shares of common stock or preferred stock of ICG; and

•	any other terms of the debt securities of the series.

The terms of any series of debt securities may vary from the terms described here. Thus, this summary also is subject to and qualified by reference to the description of the particular terms of the debt securities to be described in the prospectus supplement.

Payment and Paying Agents

We will pay interest to holders listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if such holders no longer own the debt security on the interest due date. We may choose to pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee. Payments in any other manner will be specified in the prospectus supplement.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called “paying agents.” We may also choose to act as our own paying agent. We will notify the trustee of changes in the paying agents for any particular series of debt securities.

Merger, Consolidation or Sale of Assets

Unless otherwise specified in the applicable prospectus supplement, ICG will not (i) consolidate or merge with or into another person; or (ii) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its and the guarantors’ properties or assets taken as a whole, in one or more related transactions, to another person, unless:

•

either (a) ICG is the surviving entity or (b) the person formed by or surviving any such consolidation or merger (if other than ICG) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

•

the person formed by or surviving any such consolidation or merger (if other than ICG) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of ICG under the debt securities and the indenture pursuant to agreements reasonably satisfactory to the trustee; and

•	immediately after such transaction, no default or event of default exists.

Modification of the Indenture

Unless otherwise specified in the applicable prospectus supplement, under the indenture, ICG, the guarantors and the trustee may amend or supplement the indenture or the debt securities of a series or the guarantees of such debt securities without the consent of any holder of debt securities:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with the indenture’s provisions regarding merger, consolidation or sale of assets;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to make any change that would provide any additional rights or benefits to the holders of the debt securities of a series, that would surrender any right, power or option conferred by the indenture on ICG or that does not adversely affect in any material respect the legal rights of any holder of such debt securities;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•

to conform the text of the indenture (only with respect to such series) or any board resolution, supplemental indenture or officer’s certificate with respect to the debt securities of such series to the description of notes contained in the offering document pursuant to which such debt securities were offered;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

in the case of subordinated debt securities, to make any change in the provisions of the indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions; provided that such change is made in accordance with the provisions of such senior Indebtedness;

•

to add to, change or eliminate any of the provisions of the indenture with respect to any series of debt securities; although no such addition, change or elimination may apply to any series of debt security created prior to the execution of such amendment and entitled to the benefit of such provision, nor may any such amendment modify the rights of a holder of any such debt security with respect to such provision, unless the amendment becomes effective only when there is no outstanding debt security of any series created prior to such amendment and entitled to the benefit of such provision;

•	to secure ICG’s obligations under the debt securities and the indenture;

•

to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee; or

•

to allow any guarantor to execute a supplemental indenture and/or a guarantee with respect to the debt securities and to release guarantors from the guarantee in accordance with the terms of the indenture.

Unless otherwise specified in the applicable prospectus supplement, ICG, the guarantors and the trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series, amend or supplement the indenture, the debt securities of a series or the guarantees of such debt securities or the rights of the holders of the securities of the series to be affected. Without the consent of the holder of each security affected, no amendment, supplemental indenture or waiver may be made that, as to any non-consenting holders:

•	reduce the percentage of principal amount of outstanding securities whose holders must consent to an amendment, supplemental indenture or waiver;

•	reduce the rate of or change the time of payment of interest on the securities;

•	reduce the principal amount of or the premium, if any, on the securities or changes the stated maturity of any of the securities;

•	in the case of any subordinated debt security, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions;

•	reduce the principal amount of discount securities payable upon acceleration of the maturity thereof;

•

waive a default or event of default in the payment of the principal of or premium, if any, or interest on the securities (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of such series and a waiver of the payment default that resulted from such acceleration);

•	make any securities payable in money other than that stated in the securities;

•

make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of securities to receive payments of principal of or premium, if any, or interest on the securities;

•	waive a redemption payment with respect to any securities or changes any of the provisions with respect to the redemption of any securities;

•	release any guarantor from any of its obligations under its guarantee or the indenture, except in accordance with the terms of the indenture; or

•	make any change in the amendment and waiver provisions of the indenture requiring the consent of the holder of each security affected thereby.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the indenture provides that events of default regarding any series of debt securities will be:

•	default for 30 days in the payment when due of interest on with respect to, debt securities of that series;

•	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the debt securities of that series;

•

failure by ICG to comply with any of the other covenants in the indenture (other than a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series) for 60 days after notice to ICG by the trustee or the holders of at least 25% in aggregate principal amount of the debt securities then outstanding voting as a single class;

•

default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by ICG, whether such indebtedness now exists, or is created after the date of the indenture, if that default:

•

is caused by a failure to pay principal of, or interest or premium, if any, on, such indebtedness prior to the expiration of the grace period provided in such indebtedness following the stated maturity of such indebtedness (a “Payment Default”); or

•	results in the acceleration of such indebtedness prior to its stated maturity,

and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates such amount as may be set forth in the applicable prospectus supplement;

•

certain events of bankruptcy or insolvency described in the indenture with respect to ICG or any of its significant subsidiaries or any group of subsidiaries of ICG that, taken together, would constitute a significant subsidiary;

•

except as permitted by the indenture, any note guarantee of any significant subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of such note guarantee and the indenture), or any guarantor, or any person acting on behalf of any guarantor, denies or disaffirms its obligations under its note guarantee and such default continues for 10 days; and

•	any other event of default provided with respect to debt securities of that series, which is specified in the applicable prospectus supplement.

If an event of default (other than pursuant to the bankruptcy or insolvency provisions of the indenture) regarding debt securities of any series issued under the indenture should occur and be continuing, either the trustee or the holders of at least 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable immediately. If a bankruptcy or insolvency event occurs, the debt securities of such series shall immediately become due and payable without any declaration or other act on the part of the trustee or the holders of the debt securities of such series. The holders of a majority in principal amount of debt securities of such series may rescind any other declaration or acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default have been cured or waived (other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration).

Holders of a majority in aggregate principal amount of the then outstanding debt securities of any series will be entitled to control certain actions of the trustee under the applicable indenture. Holders of a majority in aggregate principal amount of the then outstanding debt securities of any series also will be entitled to waive past defaults regarding the series, except for a default in payment of principal, premium, if any, or interest. The trustee generally may not be ordered or directed by any of the holders of debt securities to take any action, unless one or more of the holders shall have offered to the trustee reasonable security or indemnity.

If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the applicable indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series.

Before any holder of any series of debt securities may institute action for any remedy, except payment on the holder’s debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give the satisfactory security and indemnity against liabilities incurred by the trustee for taking such action.

Legal Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, ICG may at any time elect to have all of its obligations discharged with respect to the outstanding debt securities and all obligations of the guarantors discharged with respect to their note guarantees (“legal defeasance”) except for the rights of holders of outstanding debt securities to receive payments in respect of the principal of, or interest or premium, if any, on, such debt securities when such payments are due from the trust referred to below, and except for certain other obligations of ICG and certain other rights of the trustee under the indenture.

In addition, ICG may at any time elect to have the obligations of ICG and the guarantors released with respect to certain covenants and thereafter any omission to comply with those covenants will not constitute a default or event of default with respect to the debt securities (“covenant defeasance”). In the event covenant defeasance occurs, certain events will no longer constitute an event of default with respect to the debt securities.

In order to exercise either legal defeasance or covenant defeasance, ICG must irrevocably deposit with the trustee for the benefit of the holders of the series of debt securities to be defeased money in amounts as will be sufficient to pay the principal of and premium, if any, and interest on the outstanding debt securities of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be. In addition, ICG must deliver to the trustee certain opinions of counsel and officer’s certificate in connection with such defeasance, and ICG may not exercise such defeasance if certain defaults or events of default with respect to debt securities of such series have occurred and are continuing on the date of such deposit or if such defeasance would result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which ICG or any of its subsidiaries is a party or by which ICG or any of its subsidiaries is bound.

Satisfaction and Discharge

Unless otherwise specified in the applicable prospectus supplement, the indenture will be discharged and will cease to be of further effect with respect to the debt securities of a particular series, when:

•	either:

•	all debt securities of such series that have been authenticated have been delivered to the trustee for cancellation; or

•	all debt securities of such series that have not been delivered to the trustee for cancellation:

•	have become due and payable,

•	will become due and payable at their stated maturity within one year,

•	are to be called for redemption within one year, or

•	are deemed paid and discharged pursuant to the legal defeasance provisions of the indenture,

and ICG or any Guarantor, in the case of the first, second and third subbullets above, has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of debt securities of such series, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness (including all principal, premium, if any, and interest) on such Notes delivered to the trustee for cancellation (in the case of debt securities of such series that have become due and payable on or prior to the date of such deposit) or to the stated maturity or redemption date, as the case may be,

•	ICG or any Guarantor has paid or caused to be paid all other sums payable by it under the indenture; and

•

ICG has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the debt securities at maturity or on the redemption date, as the case may be.

Subordination

If specified in the applicable prospectus supplement, the debt securities of a series, and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries except to the extent such subsidiary is a guarantor of such series of debt securities.

Conversion and Exchange Rights

If specified in the applicable prospectus supplement, the debt securities of a series may be convertible into or exchangeable for our common stock or other securities. We will describe in the applicable prospectus supplement, among other things, the conversion or exchange rate or price and any adjustments thereto, the conversion or exchange period or periods, provisions as to whether conversion or exchange will be mandatory, at our option or at the option of the holders of that series of debt securities and provisions affecting conversion or exchange in the event of the redemption of that series of debt securities.

Guarantees

Except to the extent otherwise provided in the applicable prospectus supplement, our obligations under the debt securities and the indenture will be guaranteed (each, a “guarantee”) by certain of our subsidiaries. Except to the extent otherwise provided in the applicable prospectus supplement, if any subsidiary that is not a guarantor incurs any indebtedness (other than indebtedness owing to ICG or another subsidiary or non-recourse debt), including any guarantee of any indebtedness of ICG or a subsidiary (other than a guarantee of indebtedness owing to ICG or a subsidiary), then ICG shall cause such subsidiary to become a guarantor for all purposes of the indenture.

The obligations of each subsidiary guarantor under its guarantee are limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such subsidiary guarantor and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other subsidiary guarantor in respect of the obligations of any such other subsidiary guarantor under its guarantee, result in the obligations of any such subsidiary guarantor under its guarantee not constituting a fraudulent transfer or conveyance.

Unless specified otherwise in a prospectus supplement, a subsidiary guarantor will be released and relieved of any obligations under its guarantee:

•

in the event of any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the assets of any guarantor, or a sale or other disposition of all of the capital stock of any guarantor, in each case to a person that is not (either before or after giving effect to such transactions) us or one of our subsidiaries, provided that the such person unconditionally assumes all the obligations of such subsidiary guarantor under the indenture and its guarantee or such transaction will result in a release of the guarantee pursuant to the terms of the indenture; or

•	upon legal defeasance or satisfaction and discharge of the indenture in accordance with the provisions of the indenture.

Reporting

Unless otherwise specified in the applicable prospectus supplement, the indenture requires ICG to provide the trustee with a copy of the reports that it files with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after it files the same with the SEC. Documents filed by ICG with the SEC via the EDGAR system will be deemed filed with the trustee as of the time such documents are filed via EDGAR. Delivery of such reports, information and documents to the trustee is for informational purposes only, and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including ICG’s compliance with any of the covenants under the indenture. ICG will also comply with Section 314(a) of the Trust Indenture Act.

Further Issues

Unless specified otherwise with respect to a series of debt securities in a prospectus supplement, ICG may from time to time, without notice to or the consent of the registered holders of a series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of the corresponding series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of the corresponding series and have the same terms as to status, redemption or otherwise as the debt securities of the corresponding series.

Form, Exchange, Registration and Transfer

The debt securities will be issued only in registered form. Debt securities of a series will either be global securities registered in book-entry form, or a physical (paper) certificate issued in definitive, or certificated, registered form. Procedures relating to global securities are described below under “Book-Entry Procedures and Settlement.” Unless otherwise provided in the applicable prospectus supplement, debt securities denominated in United States dollars will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000 thereof. The prospectus supplement relating to offered securities denominated in a foreign or composite currency will specify the denomination of the offered securities.

Debt securities represented by a paper certificate may be presented for exchange or transfer at the office of the Registrar. Holders will not have to pay any service charge for any registration of transfer or exchange of their certificates, but ICG may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.

Book-Entry Procedures and Settlement

The debt securities will be issued in book-entry form only and represented by one or more global securities registered in the name of, and deposited with a custodian for, The Depository Trust Company, or DTC, or its nominee. DTC or its nominee will be the sole registered holder of the debt securities for all purposes under the indenture. Owners of beneficial interests in the debt securities represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in these securities will be shown on, and may only be transferred through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of their interests, in accordance with the procedures and practices of DTC. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of debt securities under the global securities or the indenture. ICG and the trustee, and any of their respective agents, may treat DTC as the sole holder and registered owner of the global securities under the terms of the indenture.

Concerning the Trustee

ICG will enter into the indenture with a trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other trustee chosen by it and appointed in a supplemental indenture of a particular series of debt securities. The trustee may engage in transactions with, or perform services for, ICG and its affiliates in the ordinary course of business.

Applicable Law

The debt securities and the indenture will be governed by, and construed in accordance, with the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by us, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make. The applicable prospectus supplement will also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Other than the common stock, each series of securities will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Except for the common stock, the securities may or may not be listed on a national securities exchange.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for us by Jones Day, New York, New York, counsel to the Company. In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, certain legal matters with respect to Virginia law and West Virginia law may be passed upon for us by Penn, Stuart & Eskridge, P.C. and Jackson Kelly PLLC, respectively, each special counsel to the Company. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements and related financial statement schedules incorporated in this prospectus by reference from International Coal Group, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2008, and the effectiveness of International Coal Group, Inc.’s internal control over financial reporting as of December 31, 2008 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the securities being registered hereby:

Amount to be Paid
SEC Registration Fee	$33,480
Printing and Engraving Fees	+
Legal Fees And Expenses	+
Trustee Fees and Expenses	+
Transfer Agent Fees and Expenses	+
Accounting Fees and Expenses	+
Rating Agency Fees and Expenses	+
Miscellaneous Fees and Expenses	+

TOTAL	+

+	Estimated expenses depend on the securities offered and the number of issuances, and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Delaware Corporations

Delaware General Corporation Law Indemnification Provisions applicable to International Coal Group, Inc., Hunter Ridge, Inc., Hunter Ridge Coal Company, Hunter Ridge Holdings, Inc., ICG, Inc., Marine Coal Sales Company, Simba Group, Inc. and Upshur Property, Inc.

Pursuant to Section 145(a) of the DGCL, each of International Coal Group, Inc., Hunter Ridge, Inc., Hunter Ridge Coal Company, Hunter Ridge Holdings, Inc., ICG, Inc., Marine Coal Sales Company, Simba Group, Inc. and Upshur Property, Inc. (collectively, the “Delaware Corporations”) may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of a Delaware Corporation or is or was serving at the Delaware Corporation’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding.

Pursuant to Section 145(b) of the DGCL, the power to indemnify also applies to actions brought by or in the right of each Delaware Corporation, but only to the extent of defense expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit. Pursuant to Section 145(b), no Delaware Corporation shall indemnify any person in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to it unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstance of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The power to indemnify under Sections 145(a) and (b) of the DGCL applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (ii) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Delaware Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was lawful.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Charter and/or Bylaw Indemnification Provisions of International Coal Group, Inc., Hunter Ridge, Inc., Hunter Ridge Coal Company, Hunter Ridge Holdings, Inc., ICG, Inc., Marine Coal Sales Company, Simba Group, Inc. and Upshur Property, Inc.

As permitted by Section 102 of the Delaware General Corporation Law, or the DGCL, the certificates of incorporation and bylaws for each Delaware Corporation include provisions eliminating the personal liability of the Delaware Corporations’ officers and directors.

The indemnification provisions contained in each Delaware Corporation’s certificate of incorporation and/or bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

As permitted by Sections 102, 145 and 174 of the DGCL, International Coal Group, Inc.’s Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws as further amended on November 28, 2007 provide for indemnification of its officers and directors and provide that:

•

No director of International Coal Group, Inc. shall be held personally liable to the company or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the company, to the fullest extent permitted under Delaware law;

•

International Coal Group, Inc. shall indemnify any person who is made a party or threatened to be made a party to any threatened, pending or completed action, by reason of the fact that he or she is or was a director or an officer of International Coal Group, Inc. or any of its subsidiaries, or is or was serving at the request of International Coal Group, Inc. as a director, officer, employee or agent of another company or of a partnership, joint venture, trust employee benefit program, or other enterprise, to the fullest extent permitted by Delaware law;

•

International Coal Group, Inc. may advance expenses incurred by a director, officer, employee or agent in connection with a legal proceeding to the fullest extent permitted by Delaware law, upon an undertaking by that person to repay promptly such amount if it is determined that the person is not entitled to indemnification;

•

International Coal Group, Inc. will maintain insurance on behalf of International Coal Group, Inc.’s directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status; and

•	International Coal Group, Inc. may indemnify and advance expenses, to the same extent as directors and officers, to any employee or agent of the company.

Hunter Ridge, Inc. and Simba Group, Inc.

As permitted by Sections 102, 145 and 174 of the DGCL, each of Hunter Ridge, Inc.’s Restated Certificate of Incorporation and Third Amended By-laws and Simba Group, Inc.’s Certificate of Incorporation and By-laws provide for indemnification of their respective officers and directors and state that each:

•

Shall indemnify any person (and his heirs, distributees, next of kin, successors, appointees, executors, administrators, legal representatives and assigns) who is made a party to or threatened to be made a party to any action, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, domestic or foreign, to the fullest extent permitted by Delaware law; and

•

May advance expenses incurred by a director or officer in connection with a legal proceeding to the fullest extent permitted by Delaware law, upon an undertaking by that person to pay the expenses back if it is ultimately determined that he was not entitled to indemnification.

Hunter Ridge Coal Company and Marine Coal Sales Company

As permitted by Sections 102, 145 and 174 of the DGCL, each of Hunter Ridge Coal Company’s Certificate of Incorporation and By-laws and Marine Coal Sales Company’s Certificate of Incorporation and First Amended and Restated By-laws provide for indemnification of their respective officers and directors. Hunter Ridge Coal Company and Marine Coal Sales Company’s respective certificates of incorporation and/or by-laws state that each shall indemnify any person (and his heirs, distributees, next of kin, successors, appointees, executors, administrators, legal representatives and assigns) who is made a party to or threatened to be made a party to any action, including an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, domestic or foreign, to the fullest extent permitted by Delaware law.

Hunter Ridge Holdings, Inc.

As permitted by Sections 102, 145 and 174 of the DGCL, Hunter Ridge Holdings, Inc.’s Fourth Amended and Restated Certificate of Incorporation and Bylaws provide for indemnification of its officers and directors and provide that Hunter Ridge Holdings, Inc.:

•

Shall indemnify any person who is made a party to or threatened to be made a party to any action by reason of the fact that he is or was a legal representative, is or was a director or officer of the corporation, or is or was serving as a director, officer, manager, member, employee or agent or in any other capacity at the request of the corporation, for any other corporation, company, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permitted by Delaware law;

•	Shall indemnify any director or officer and his heirs, executors, or estate to the fullest extent permitted by Delaware law;

•	May advance expenses incurred by a director, officer, or other person entitled to indemnification in connection with a legal proceeding to the fullest extent permitted by Delaware law;

•

Shall indemnify any person who was or is a party or is threatened to be made a party to any action by or in the right of the corporation by reason of the fact that he or she is or was a director officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of, or participant in another corporation partnership, joint venture, trust or other enterprise, except if that person is liable for negligence or misconduct in the performance of his or her duty to the corporation or if the Delaware Court of Chancery determines that the person is entitled to indemnity; and

•

Will maintain insurance on behalf of Hunter Ridge Holdings, Inc.’s directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

ICG, Inc.

As permitted by Sections 102, 145 and 174 of the DGCL, ICG, Inc.’s Second Amended and Restated Certificate of Incorporation and Bylaws provide for indemnification of its officers and directors and state that ICG, Inc.:

•

Shall indemnify any person who is made a party to or threatened to be made a party to any action by reason of the fact that he is or was a legal representative, is or was a director or officer of the corporation, or is or was serving as a director, officer, manager, member, employee or agent or in any other capacity at the request of the corporation, for any other corporation, company, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permitted by Delaware law;

•	Shall indemnify any director or officer and his heirs, executors, or estate to the fullest extent permitted by Delaware law;

•	May advance expenses incurred by a director, officer, or other person entitled to indemnification in connection with a legal proceeding to the fullest extent permitted by Delaware Law;

•

Shall indemnify any person who was or is a party or is threatened to be made a party to any action by or in the right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of, or participant in another corporation partnership, joint venture, trust or other enterprise, except if that person is liable for negligence or misconduct in the performance of his or her duty to the corporation or if the Delaware Court of Chancery determines that the person is entitled to indemnity; and

•

May maintain insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

Upshur Property, Inc.

As permitted by Sections 102, 145 and 174 of the DGCL, Upshur Property, Inc.’s Certificate of Incorporation provides for indemnification of its directors. Upshur Property, Inc.’s Certificate of Incorporation states that a director of Upshur Property, Inc. shall not be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or for liability imposed under Section 174 of the DGCL, or for any transaction from which such director derived an improper personal benefit. Upshur Property, Inc.’s by-laws do not contain any indemnification provisions.

Delaware Limited Liability Companies

Delaware Limited Liability Company Act Indemnification Provisions for CoalQuest Development LLC, ICG, LLC, ICG ADDCAR Systems, LLC, ICG Beckley, LLC, ICG Eastern, LLC, ICG Eastern Land, LLC, ICG East Kentucky, LLC, ICG Hazard, LLC, ICG Hazard Land, LLC, ICG Illinois, LLC, ICG Knott County, LLC, ICG Natural Resources, LLC, ICG Tygart Valley, LLC and Powell Mountain Energy, LLC

As permitted by the Delaware Limited Liability Company Act, or the DLLCA, the limited liability company agreement of each of CoalQuest Development LLC, ICG, LLC, ICG ADDCAR Systems, LLC, ICG Beckley, LLC, ICG Eastern, LLC, ICG Eastern Land, LLC, ICG East Kentucky, LLC, ICG Hazard, LLC, ICG Hazard Land, LLC, ICG Illinois, LLC, ICG Knott County, LLC, ICG Natural Resources, LLC, ICG Tygart Valley, LLC and Powell Mountain Energy, LLC (collectively the “Delaware LLCs”) include provisions eliminating the personal liability of the Delaware LLC’s directors if it is determined that the director did not act in bad faith, did not involve intentional misconduct, did not knowingly violate the law, and did not knowingly receive a personal financial profit or other advantage to which he or she was not entitled.

The DLLCA also provides that a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands brought against that person, subject only to the provisions included in the company’s limited liability company agreement.

Limited Liability Company Agreement Provisions for CoalQuest Development LLC, ICG, LLC, ICG ADDCAR Systems, LLC, ICG Beckley, LLC, ICG Eastern, LLC, ICG Eastern Land, LLC, ICG East Kentucky, LLC, ICG Hazard, LLC, ICG Hazard Land, LLC, ICG Illinois, LLC, ICG Knott County, LLC, ICG Natural Resources, LLC, ICG Tygart Valley, LLC and Powell Mountain Energy, LLC

As permitted by Section 18-808 of the DLLCA the Limited Liability Company Agreements of each of ICG, LLC, ICG ADDCAR Systems, LLC, ICG Beckley, LLC, ICG Eastern, LLC, ICG Eastern Land, LLC, ICG East Kentucky, LLC, ICG Hazard, LLC, ICG Hazard Land, LLC, ICG Illinois, LLC, ICG Knott County, LLC, ICG Natural Resources, LLC and ICG Tygart Valley, LLC (the “ICG Delaware LLCs”), CoalQuest Development LLC’s Second Amended and Restated Limited Liability Company Agreement and Powell Mountain Energy, LLC’s Limited Liability Company Agreement provide for indemnification of the respective officers and directors of each of the ICG Delaware LLCs, CoalQuest Development LLC and Powell Mountain Energy, LLC. Each Limited Liability Company Agreement of each of the ICG Delaware LLCs, CoalQuest Development LLC’s Second Amended and Restated Limited Liability Company Agreement and Powell Mountain Energy, LLC’s Limited Liability Company Agreement states that:

•

No director, member, officer, employee or agent of each ICG Delaware LLC will be liable for damages for any act performed by them or failure to act, unless it is determined that such person acted in bad faith, involved intentional misconduct, knowingly violated the law, or knowingly gained a personal financial profit or other advantage that such person knew he was not entitled to;

•

Each ICG Delaware LLC, CoalQuest Development LLC and Powell Mountain Energy, LLC shall indemnify its members, directors, officers, employees and agents to the fullest extent permitted under the DLLCA; and

•

Each ICG Delaware LLC, CoalQuest Development LLC and Powell Mountain Energy, LLC shall advance expenses incurred by any member, director, officer, employee or agent upon an undertaking by that person to repay promptly such amount if it is determined that the person is not entitled to indemnification.

Virginia Corporations

Virginia Stock Corporation Act Indemnification Provisions Applicable to White Wolf Energy, Inc.

Articles 697 and 702 of The Virginia Stock Corporation Act, or the VSCA, permit a corporation to indemnify a current or former director or officer against liability incurred as a party to a proceeding arising from his role as an officer or director of the company if the director or officer conducted himself in good faith and believed that his conduct was in the best interests, or not opposed to the best interests, of the corporation, and, in the case of criminal proceedings, if he had no reasonable cause to believe his conduct was unlawful. Absent a court order, a corporation may not indemnify a director or officer in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if the director or officer has met the aforementioned standards of conduct. A corporation also may not indemnify any director or officer found liable for receiving an improper personal benefit.

Pursuant to Articles 698 and 702 of the VSCA, a corporation must indemnify against reasonable expenses any current or former director or officer who entirely prevails in the defense of any proceeding arising from his role as an officer or director of the company to which he was a party. Article 700.1 of the VSCA permits a director or officer to apply for a court order directing the corporation to make advances or reimbursement for expenses or to provide indemnification.

Article 703 of the VSCA permits a corporation to purchase and maintain insurance against liability on behalf of a current or former officer or director or a person who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other entity.

Articles 698 and 702 of the VSCA require White Wolf Energy, Inc. to indemnify any director or officer who entirely prevails in the defense of any proceeding arising from his role as an officer or director of the company against reasonable expenses incurred by him in connection with the proceeding.

There are no indemnification provisions found in White Wolf Energy, Inc.’s Articles of Incorporation or Bylaws.

West Virginia Corporations

West Virginia Business Corporation Act Indemnification Provisions applicable to Bronco Mining Company, Inc., Hawthorne Coal Company, Inc., Juliana Mining Company, Inc., King Knob Coal Company, Inc., Melrose Coal Company, Inc., Patriot Mining Company, Inc., Vindex Energy Corporation and Wolf Run Mining Company, Inc.

Section 31D-8-851 and 31D-8-856 of the WVBCA provides in part that each West Virginia corporation may indemnify any director or officer against liability in an action arising from his role as a director or officer of the company (other than in an action by or in the right of the corporation) if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, or, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director or officer in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if the director or officer has met the aforementioned standards of conduct. Absent a court order, a director or officer may not be indemnified if he is found to have received a financial benefit to which he was not entitled. A West Virginia corporation may provide for additional indemnification in the corporation’s articles of incorporation.

Under Sections 31D-8-852 and 31D-8-856 of the WVBCA, a corporation must indemnify against reasonable expenses a director or officer who was wholly successful on the merits in an action arising from his role as an officer or director of the company. Section 31D-8-853 permits the West Virginia Corporations to advance expenses incurred by a director in such a proceeding if he affirms he has met the standard of conduct and agrees to return the advanced expenses if it is determined he has not met this standard. Under Section 31D-8-856(c), an officer may apply to a circuit court pursuant to Section 31D-8-854 for advancement of expenses to the same extent to which a director may be entitled to advancement of expenses.

Section 31D-8-857 permits the West Virginia Corporations to purchase and maintain insurance against liability on behalf of a current officer or director, whether or not the corporation would have power to indemnify or advance expenses against him.

Charter and Bylaw Provisions for Bronco Mining Company, Inc., Hawthorne Coal Company, Inc., Juliana Mining Company, Inc., King Knob Coal Company, Inc., Melrose Coal Company, Inc., Patriot Mining Company, Inc., Vindex Energy Corporation and Wolf Run Mining Company, Inc.

As permitted by Section 31D-8-851 of the West Virginia Business Corporation Act, or the WVBCA, the certificates of incorporation and bylaws for each of Bronco Mining Company, Inc., Hawthorne Coal Company, Inc., Juliana Mining Company, Inc., King Knob Coal Company, Inc., Melrose Coal Company, Inc., Patriot Mining Company, Inc., Vindex Energy Corporation and Wolf Run Mining Company, Inc. include provisions eliminating the personal liability of each West Virginia Corporation’s officers and directors.

Bronco Mining Company, Inc., Juliana Mining Company, Inc., Patriot Mining Company, Inc., Wolf Run Mining Company, Inc. and King Knob Coal Company, Inc.

As permitted by Article 8, Part 5 of Chapter 31D of the WVBCA, Bronco Mining Company, Inc., Juliana Mining Company, Inc., Patriot Mining Company, Inc., Wolf Run Mining Company, Inc. and King Knob Coal Company, Inc.’s by-laws provide for indemnification of their respective officers and directors. Bronco Mining Company, Inc., Juliana Mining Company, Inc., Patriot Mining Company, Inc., Wolf Run Mining Company, Inc. and King Knob Coal Company, Inc.’s by-laws state that each shall indemnify any person (and his heirs, distributees, next of kin, successors, appointees, executors, administrators, legal representatives and assigns) who is made a party to or threatened to be made a party to any action, including an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation as director, officer, employer or agent of another corporation, partnership, joint venture, trust or other enterprise, domestic or foreign, to the fullest extent permitted by West Virginia law.

None of Bronco Mining Company, Inc., Juliana Mining Company, Inc., Patriot Mining Company, Inc., Wolf Run Mining Company, Inc. or King Knob Coal Company, Inc.’s certificates of incorporation contain any indemnification provisions.

Hawthorne Coal Company, Inc. and Melrose Coal Company, Inc.

As permitted by Article 8, Part 5 of Chapter 31D of the WVBCA, both Hawthorne Coal Company, Inc. and Melrose Coal Company, Inc.’s bylaws contain provisions that provide for indemnification of their respective officers and directors and state that each:

•

Shall indemnify any person who serves, or has served, as a director, officer, employee or agent or who serves or has served as a director, officer, partner, employee or agent of any other corporation, partnership, joint venture, trust, or enterprise at the request of Hawthorne Coal Company, Inc. or Melrose Coal Company, Inc. in connection with any threatened, pending or completed action, to the fullest extent permitted by West Virginia law;

•	May advance expenses incurred by any person entitled to indemnification in connection with a legal proceeding, to the fullest extent permitted by West Virginia law; and

•

May maintain insurance on behalf of any such director, officer, employee or agent against liability asserted against him or her in his or her capacity as such, whether or not the corporation would have the power to indemnify him or her.

Neither Hawthorne Coal Company, Inc. nor Melrose Coal Company, Inc.’s certificates of incorporation contain any indemnification provisions.

Vindex Energy Corporation

There are no additional indemnification provisions found in Vindex Energy Corporation’s Articles of Incorporation or the Bylaws.

Item 16.	Exhibits.

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scott Depot, State of West Virginia, on December 18, 2009.

INTERNATIONAL COAL GROUP, INC.

By:	/S/ BENNETT K. HATFIELD
Name:	Bennett K. Hatfield
Title:	President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below does hereby constitute and appoint Bennett K. Hatfield, Roger L. Nicholson and Bradley W. Harris, and each of them, with full powers of substitution, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of securities registered pursuant hereto, including specifically, but without limitation thereof, power and authority to sign his or her name, in any and all capacities set forth beneath his or her name, to any amendment to this Registration Statement in respect of said securities and to any documents filed as part of or in connection with this Registration Statement or amendments thereto; and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Signature	Title	Date

/S/ BENNETT K. HATFIELD Bennett K. Hatfield	President, Chief Executive Officer and Director (Principal Executive Officer)	December 18, 2009

/S/ BRADLEY W. HARRIS Bradley W. Harris	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	December 18, 2009

/S/ WILBUR L. ROSS, JR. Wilbur L. Ross, Jr.	Non-Executive Chairman and Director	December 18, 2009

/S/ CYNTHIA B. BEZIK Cynthia B. Bezik	Director	December 18, 2009

/S/ MAURICE E. CARINO, JR. Maurice E. Carino, Jr.	Director	December 18, 2009

/S/ WILLIAM J. CATACOSINOS William J. Catacosinos	Director	December 18, 2009

/S/ STANLEY N. GAINES Stanley N. Gaines	Director	December 18, 2009

/S/ SAMUEL A. MITCHELL Samuel A. Mitchell	Director	December 18, 2009

/S/ WENDY L. TERAMOTO Wendy L. Teramoto	Director	December 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on December 18, 2009.

Bronco Mining Company, Inc.

By:	/S/ O. EUGENE KITTS
Name:	O. Eugene Kitts
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bennett K. Hatfield, Roger L. Nicholson and Bradley W. Harris, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ O. EUGENE KITTS O. Eugene Kitts	President (Principal Executive Officer)	December 18, 2009

/S/ JOSEPH R. BECKERLE Joseph R. Beckerle	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 18, 2009

/S/ ROGER L. NICHOLSON Roger L. Nicholson	Director	December 18, 2009

/S/ CHARLES G. SNAVELY Charles G. Snavely	Director	December 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on December 18, 2009.

CoalQuest Development LLC

By:	/S/ O. EUGENE KITTS
Name:	O. Eugene Kitts
Title:	President and Manager

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bennett K. Hatfield, Roger L. Nicholson and Bradley W. Harris, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ O. EUGENE KITTS O. Eugene Kitts	President, Manager and Director (Principal Executive Officer)	December 18, 2009

/S/ JOSEPH R. BECKERLE Joseph R. Beckerle	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 18, 2009

/S/ BENNETT K. HATFIELD Bennett K. Hatfield	Director	December 18, 2009

/S/ ROGER L. NICHOLSON Roger L. Nicholson	Director	December 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on December 18, 2009.

Hawthorne Coal Company, Inc.

By:	/S/ O. EUGENE KITTS
Name:	O. Eugene Kitts
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bennett K. Hatfield, Roger L. Nicholson and Bradley W. Harris, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ O. EUGENE KITTS O. Eugene Kitts	President and Director (Principal Executive Officer)	December 18, 2009

/S/ JOSEPH R. BECKERLE Joseph R. Beckerle	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 18, 2009

/S/ BENNETT K. HATFIELD Bennett K. Hatfield	Director	December 18, 2009

/S/ CHARLES G. SNAVELY Charles G. Snavely	Director	December 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on December 18, 2009.

Hunter Ridge, Inc.

By:	/S/ CHARLES G. SNAVELY
Name:	Charles G. Snavely
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bennett K. Hatfield, Roger L. Nicholson and Bradley W. Harris, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ CHARLES G. SNAVELY Charles G. Snavely	President and Director (Principal Executive Officer)	December 18, 2009

/S/ JOSEPH R. BECKERLE Joseph R. Beckerle	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 18, 2009

/S/ BRADLEY W. HARRIS Bradley W. Harris	Director	December 18, 2009

/S/ BENNETT K. HATFIELD Bennett K. Hatfield	Director	December 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on December 18, 2009.

Hunter Ridge Coal Company

By:	/S/ CHARLES G. SNAVELY
Name:	Charles G. Snavely
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bennett K. Hatfield, Roger L. Nicholson and Bradley W. Harris, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ CHARLES G. SNAVELY Charles G. Snavely	President and Director (Principal Executive Officer)	December 18, 2009

/S/ JOSEPH R. BECKERLE Joseph R. Beckerle	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 18, 2009

/S/ P. MICHAEL HARDESTY P. Michael Hardesty	Director	December 18, 2009

/S/ BENNETT K. HATFIELD Bennett K. Hatfield	Director	December 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on December 18, 2009.

Hunter Ridge Holdings, Inc.

By:	/S/ CHARLES G. SNAVELY
Name:	Charles G. Snavely
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bennett K. Hatfield, Roger L. Nicholson and Bradley W. Harris, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ CHARLES G. SNAVELY Charles G. Snavely	President and Director (Principal Executive Officer)	December 18, 2009

/S/ JOSEPH R. BECKERLE Joseph R. Beckerle	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 18, 2009

/S/ BRADLEY W. HARRIS Bradley W. Harris	Director	December 18, 2009

/S/ BENNETT K. HATFIELD Bennett K. Hatfield	Director	December 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on December 18, 2009.

ICG, Inc.

By:	/S/ BENNETT K. HATFIELD
Name:	Bennett K. Hatfield
Title:	President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bennett K. Hatfield, Roger L. Nicholson and Bradley W. Harris, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ BENNETT K. HATFIELD Bennett K. Hatfield	President, Chief Executive Officer and Director (Principal Executive Officer)	December 18, 2009

/S/ BRADLEY W. HARRIS Bradley W. Harris	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)	December 18, 2009

/S/ SAMUEL R. KITTS Samuel R. Kitts	Director	December 18, 2009

/S/ WILLIAM SCOTT PERKINS William Scott Perkins	Director	December 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on December 18, 2009.

ICG, LLC

By:	/S/ BENNETT K. HATFIELD
Name:	Bennett K. Hatfield
Title:	President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bennett K. Hatfield, Roger L. Nicholson and Bradley W. Harris, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ BENNETT K. HATFIELD Bennett K. Hatfield	President, Chief Executive Officer and Director (Principal Executive Officer)	December 18, 2009

/S/ BRADLEY W. HARRIS Bradley W. Harris	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)	December 18, 2009

/S/ O. EUGENE KITTS O. Eugene Kitts	Director	December 18, 2009

/S/ WILLIAM SCOTT PERKINS William Scott Perkins	Director	December 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on December 18, 2009.

ICG ADDCAR Systems, LLC

By:	/S/ JOHNNY STURGILL
Name:	Johnny Sturgill
Title:	President and General Manager

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bennett K. Hatfield, Roger L. Nicholson and Bradley W. Harris, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JOHNNY STURGILL Johnny Sturgill	President, General Manager and Director (Principal Executive Officer)	December 18, 2009

/S/ BRADLEY W. HARRIS Bradley W. Harris	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 18, 2009

/S/ ROGER L. NICHOLSON Roger L. Nicholson	Director	December 18, 2009

/S/ WILLIAM SCOTT PERKINS William Scott Perkins	Director	December 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on December 18, 2009.

ICG Beckley, LLC

By:	/S/ GARY PATTERSON
Name:	Gary Patterson
Title:	President and General Manager

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bennett K. Hatfield, Roger L. Nicholson and Bradley W. Harris, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ GARY PATTERSON Gary Patterson	President, General Manager and Director (Principal Executive Officer)	December 18, 2009

/S/ BRADLEY W. HARRIS Bradley W. Harris	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 18, 2009

/S/ O. EUGENE KITTS O. Eugene Kitts	Director	December 18, 2009

/S/ CHARLES G. SNAVELY Charles G. Snavely	Director	December 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on December 18, 2009.

ICG East Kentucky, LLC

By:	/S/ ROGER MASON
Name:	Roger Mason
Title:	President and General Manager

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bennett K. Hatfield, Roger L. Nicholson and Bradley W. Harris, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ROGER MASON Roger Mason	President, General Manager and Director (Principal Executive Officer)	December 18, 2009

/S/ BRADLEY W. HARRIS Bradley W. Harris	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 18, 2009

/S/ O. EUGENE KITTS O. Eugene Kitts	Director	December 18, 2009

/S/ WILLIAM SCOTT PERKINS William Scott Perkins	Director	December 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on December 18, 2009

ICG Eastern, LLC

By:	/S/ MICHAEL E. DUVALL
Name:	Michael E. Duvall
Title:	President and General Manager

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bennett K. Hatfield, Roger L. Nicholson and Bradley W. Harris, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MICHAEL E. DUVALL Michael E. Duvall	President and General Manager (Principal Executive Officer)	December 18, 2009

/S/ BRADLEY W. HARRIS Bradley W. Harris	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 18, 2009

/S/ ART HALE Art Hale	Director	December 18, 2009

/S/ BENNETT K. HATFIELD Bennett K. Hatfield	Director	December 18, 2009

/S/ CHARLES G. SNAVELY Charles G. Snavely	Director	December 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on December 18, 2009.

ICG Eastern Land, LLC

By:	/S/ MICHAEL E. DUVALL
Name:	Michael E. Duvall
Title:	President and General Manager

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bennett K. Hatfield, Roger L. Nicholson and Bradley W. Harris, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MICHAEL E. DUVALL Michael E. Duvall	President and General Manager (Principal Executive Officer)	December 18, 2009

/S/ BRADLEY W. HARRIS Bradley W. Harris	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 18, 2009

/S/ ART HALE Art Hale	Director	December 18, 2009

/S/ O. EUGENE KITTS O. Eugene Kitts	Director	December 18, 2009

/S/ CHARLES G. SNAVELY Charles G. Snavely	Director	December 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on December 18, 2009.

ICG Hazard, LLC

By:	/S/ WILLIAM G. FELTNER
Name:	William G. Feltner
Title:	President and General Manager

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bennett K. Hatfield, Roger L. Nicholson and Bradley W. Harris, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ WILLIAM G. FELTNER William G. Feltner	President, General Manager and Director (Principal Executive Officer)	December 18, 2009

/S/ BRADLEY W. HARRIS Bradley W. Harris	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 18, 2009

/S/ BENNETT K. HATFIELD Bennett K. Hatfield	Director	December 18, 2009

/S/ WILLIAM SCOTT PERKINS William Scott Perkins	Director	December 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on December 18, 2009.

ICG Hazard Land, LLC

By:	/S/ WILLIAM G. FELTNER
Name:	William G. Feltner
Title:	President and General Manager

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bennett K. Hatfield, Roger L. Nicholson and Bradley W. Harris, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ WILLIAM G. FELTNER William G. Feltner	President, General Manager and Director (Principal Executive Officer)	December 18, 2009

/S/ BRADLEY W. HARRIS Bradley W. Harris	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 18, 2009

/S/ O. EUGENE KITTS O. Eugene Kitts	Director	December 18, 2009

/S/ CHARLES G. SNAVELY Charles G. Snavely	Director	December 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on December 18, 2009.

ICG Illinois, LLC

By:	/S/ ROBERT GARDINER
Name:	Robert Gardiner
Title:	President and General Manager

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bennett K. Hatfield, Roger L. Nicholson and Bradley W. Harris, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ROBERT GARDINER Robert Gardiner	President, General Manager and Director (Principal Executive Officer)	December 18, 2009

/S/ BRADLEY W. HARRIS Bradley W. Harris	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 18, 2009

/S/ BENNETT K. HATFIELD Bennett K. Hatfield	Director	December 18, 2009

/S/ CHARLES G. SNAVELY Charles G. Snavely	Director	December 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on December 18, 2009.

ICG Knott County, LLC

By:	/S/ VERLIN ROBINSON
Name:	Verlin Robinson
Title:	President and General Manager

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bennett K. Hatfield, Roger L. Nicholson and Bradley W. Harris, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ VERLIN ROBINSON Verlin Robinson	President, General Manager and Director (Principal Executive Officer)	December 18, 2009

/S/ BRADLEY W. HARRIS Bradley W. Harris	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 18, 2009

/S/ O. EUGENE KITTS O. Eugene Kitts	Director	December 18, 2009

/S/ WILLIAM SCOTT PERKINS William Scott Perkins	Director	December 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on December 18, 2009.

ICG Natural Resources, LLC

By:	/S/ O. EUGENE KITTS
Name:	O. Eugene Kitts
Title:	President and General Manager

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bennett K. Hatfield, Roger L. Nicholson and Bradley W. Harris, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ O. EUGENE KITTS O. Eugene Kitts	President, General Manager and Director (Principal Executive Officer)	December 18, 2009

/S/ BRADLEY W. HARRIS Bradley W. Harris	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 18, 2009

/S/ BENNETT K. HATFIELD Bennett K. Hatfield	Director	December 18, 2009

/S/ CHARLES G. SNAVELY Charles G. Snavely	Director	December 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on December 18, 2009.

ICG Tygart Valley, LLC

By:	/S/ O. EUGENE KITTS
Name:	O. Eugene Kitts
Title:	President and General Manager

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bennett K. Hatfield, Roger L. Nicholson and Bradley W. Harris, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ O. EUGENE KITTS O. Eugene Kitts	President, General Manager and Director (Principal Executive Officer)	December 18, 2009

/S/ BRADLEY W. HARRIS Bradley W. Harris	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 18, 2009

/S/ ROGER L. NICHOLSON Roger L. Nicholson	Director	December 18, 2009

/S/ CHARLES G. SNAVELY Charles G. Snavely	Director	December 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on December 18, 2009.

Juliana Mining Company, Inc.

By:	/S/ CHARLES G. SNAVELY
Name:	Charles G. Snavely
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bennett K. Hatfield, Roger L. Nicholson and Bradley W. Harris, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ CHARLES G. SNAVELY Charles G. Snavely	President and Director (Principal Executive Officer)	December 18, 2009

/S/ JOSEPH R. BECKERLE Joseph R. Beckerle	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 18, 2009

/S/ DANNY COX Danny Cox	Director	December 18, 2009

/S/ SAMUEL R. KITTS Samuel R. Kitts	Director	December 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on December 18, 2009.

King Knob Coal Co., Inc.

By:	/S/ DANNY COX
Name:	Danny Cox
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bennett K. Hatfield, Roger L. Nicholson and Bradley W. Harris, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DANNY COX Danny Cox	President and Director (Principal Executive Officer)	December 18, 2009

/S/ JOSEPH R. BECKERLE Joseph R. Beckerle	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 18, 2009

/S/ BRADLEY W. HARRIS Bradley W. Harris	Director	December 18, 2009

/S/ O. EUGENE KITTS O. Eugene Kitts	Director	December 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on December 18, 2009.

Marine Coal Sales Company

By:	/S/ P. MICHAEL HARDESTY
Name:	P. Michael Hardesty
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bennett K. Hatfield, Roger L. Nicholson and Bradley W. Harris, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ P. MICHAEL HARDESTY P. Michael Hardesty	President and Director (Principal Executive Officer)	December 18, 2009

/S/ JOSEPH R. BECKERLE Joseph R. Beckerle	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 18, 2009

/S/ BENNETT K. HATFIELD Bennett K. Hatfield	Director	December 18, 2009

/S/ ROGER L. NICHOLSON Roger L. Nicholson	Director	December 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on December 18, 2009.

Melrose Coal Company, Inc.

By:	/S/ A. SCOTT BOYLEN
Name:	A. Scott Boylen
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bennett K. Hatfield, Roger L. Nicholson and Bradley W. Harris, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. SCOTT BOYLEN A. Scott Boylen	President and Director (Principal Executive Officer)	December 18, 2009

/S/ JOSEPH R. BECKERLE Joseph R. Beckerle	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 18, 2009

/S/ O. EUGENE KITTS O. Eugene Kitts	Director	December 18, 2009

/S/ CHARLES G. SNAVELY Charles G. Snavely	Director	December 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on December 18, 2009.

Patriot Mining Company, Inc.

By:	/S/ VAUGHN R. MILLER
Name:	Vaughn R. Miller
Title:	President and General Manager

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bennett K. Hatfield, Roger L. Nicholson and Bradley W. Harris, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ VAUGHN R. MILLER Vaughn R. Miller	President, General Manager and Director (Principal Executive Officer)	December 18, 2009

/S/ JOSEPH R. BECKERLE Joseph R. Beckerle	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 18, 2009

/S/ BENNETT K. HATFIELD Bennett K. Hatfield	Director	December 18, 2009

/S/ CHARLES G. SNAVELY Charles G. Snavely	Director	December 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on December 18, 2009.

Powell Mountain Energy, LLC

By:	/S/ BRADLEY N. MOSLEY
Name:	Bradley N. Mosley
Title:	President and General Manager

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bennett K. Hatfield, Roger L. Nicholson and Bradley W. Harris, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ BRADLEY N. MOSLEY Bradley N. Mosley	President, General Manager and Director (Principal Executive Officer)	December 18, 2009

/S/ BRADLEY W. HARRIS Bradley W. Harris	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 18, 2009

/S/ WILLIAM SCOTT PERKINS William Scott Perkins	Director	December 18, 2009

/S/ CHARLES G. SNAVELY Charles G. Snavely	Director	December 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on December 18, 2009.

Simba Group, Inc.

By:	/S/ CHARLES G. SNAVELY
Name:	Charles G. Snavely
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bennett K. Hatfield, Roger L. Nicholson and Bradley W. Harris, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ CHARLES G. SNAVELY Charles G. Snavely	President and Director (Principal Executive Officer)	December 18, 2009

/S/ JOSEPH R. BECKERLE Joseph R. Beckerle	Treasurer (Principal Financial and Accounting Officer)	December 18, 2009

/S/ BRADLEY W. HARRIS Bradley W. Harris	Director	December 18, 2009

/S/ O. EUGENE KITTS O. Eugene Kitts	Director	December 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on December 18, 2009.

Upshur Property, Inc.

By:	/S/ DANNY COX
Name:	Danny Cox
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bennett K. Hatfield, Roger L. Nicholson and Bradley W. Harris, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DANNY COX Danny Cox	President and Director (Principal Executive Officer)	December 18, 2009

/S/ JOSEPH R. BECKERLE Joseph R. Beckerle	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 18, 2009

/S/ SAMUEL R. KITTS Samuel R. Kitts	Director	December 18, 2009

/S/ CHARLES G. SNAVELY Charles G. Snavely	Director	December 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on December 18, 2009.

Vindex Energy Corporation

By:	/S/ MICHAEL P. MOORE
Name:	Michael P. Moore
Title:	President and General Manager

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bennett K. Hatfield, Roger L. Nicholson and Bradley W. Harris, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MICHAEL P. MOORE Michael P. Moore	President and General Manager (Principal Executive Officer)	December 18, 2009

/S/ JOSEPH R. BECKERLE Joseph R. Beckerle	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 18, 2009

/S/ BENNETT K. HATFIELD Bennett K. Hatfield	Director	December 18, 2009

/S/ SAMUEL R. KITTS Samuel R. Kitts	Director	December 18, 2009

/S/ CHARLES G. SNAVELY Charles G. Snavely	Director	December 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on December 18, 2009.

White Wolf Energy, Inc.

By:	/S/ O. EUGENE KITTS
Name:	O. Eugene Kitts
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bennett K. Hatfield, Roger L. Nicholson and Bradley W. Harris, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ O. EUGENE KITTS O. Eugene Kitts	President and Director (Principal Executive Officer)	December 18, 2009

/S/ JOSEPH R. BECKERLE Joseph R. Beckerle	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 18, 2009

/S/ BENNETT K. HATFIELD Bennett K. Hatfield	Director	December 18, 2009

/S/ CHARLES G. SNAVELY Charles G. Snavely	Director	December 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scott Depot, West Virginia, on December 18, 2009.

Wolf Run Mining Company

By:	/S/ JEFFREY P. KELLEY
Name:	Jeffrey P. Kelley
Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bennett K. Hatfield, Roger L. Nicholson and Bradley W. Harris, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JEFFREY P. KELLEY Jeffrey P. Kelley	President (Principal Executive Officer)	December 18, 2009

/S/ JOSEPH R. BECKERLE Joseph R. Beckerle	Vice President and Treasurer (Principal Financial and Accounting Officer)	December 18, 2009

/S/ BRADLEY W. HARRIS Bradley W. Harris	Director	December 18, 2009

/S/ BENNETT K. HATFIELD Bennett K. Hatfield	Director	December 18, 2009

/S/ CHARLES G. SNAVELY Charles G. Snavely	Director	December 18, 2009

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement for Equity Securities*

1.2	Form of Underwriting Agreement for Debt Securities*

2.1	Business Combination Agreement among International Coal Group, Inc. (n/k/a ICG, Inc.), ICG Holdco, Inc. (n/k/a International Coal Group, Inc.), ICG Merger Sub, Inc., Anker Merger Sub, Inc. and Anker Coal Group, Inc., dated as of March 31, 2005	A

2.2	First Amendment to the Business Combination Agreement among International Coal Group, Inc. (f/k/a ICG Holdco, Inc.), ICG, Inc. (f/k/a International Coal Group, Inc.), ICG Merger Sub, Inc., Anker Merger Sub, Inc. and Anker Coal Group, Inc., dated as of May 10, 2005	A

2.3	Second Amendment to the Business Combination Agreement among International Coal Group, Inc. (f/k/a ICG Holdco, Inc.), ICG, Inc. (f/k/a International Coal Group, Inc.), ICG Merger Sub, Inc., Anker Merger Sub, Inc. and Anker Coal Group, Inc., effective as of June 29, 2005	B

2.4	Business Combination Agreement among International Coal Group, Inc. (n/k/a ICG, Inc.), ICG Holdco, Inc. (n/k/a International Coal Group, Inc.), CoalQuest Merger Sub LLC, CoalQuest Development LLC and the members of CoalQuest Development LLC, dated as of March 31, 2005	A

2.5	First Amendment to the Business Combination Agreement among International Coal Group, Inc. (f/k/a ICG Holdco, Inc.), ICG, Inc. (f/k/a International Coal Group, Inc.), CoalQuest Merger Sub LLC, CoalQuest Development LLC and the members of CoalQuest Development LLC, dated as of May 10, 2005	A

2.6	Second Amendment to the Business Combination Agreement among International Coal Group, Inc. (f/k/a ICG Holdco, Inc.), ICG, Inc. (f/k/a International Coal Group, Inc.), CoalQuest Merger Sub LLC, CoalQuest Development LLC and the members of CoalQuest Development LLC, effective as of June 29, 2005	B

4.1	Form of Second Amended and Restated Certificate of Incorporation of International Coal Group, Inc.	C

4.2	Form of Second Amended and Restated By-laws of International Coal Group, Inc., as further amended on November 28, 2007	D

4.3	Form of Certificate of International Coal Group, Inc. Common Stock	E

4.4	Registration Rights Agreement by and between International Coal Group, Inc., WLR Recovery Fund II, L.P., Contrarian Capital Management LLC, Värde Partners, Inc., Greenlight Capital, Inc., and Stark Trading, Shepherd International Coal Holdings Inc.	A

4.5	Form of Registration Rights Agreement between International Coal Group, Inc. and certain former Anker Stockholders and CoalQuest members	B

4.6	Form of Indenture

4.7	Form of Debt Securities *

4.7	Form of Notation of Guarantee (included in Exhibit 4.6)

5.1	Opinion of Jones Day

5.2	Opinion of Jackson Kelly PLLC

5.3	Opinion of Penn, Stuart & Eskridge, P.C.

Exhibit Number	Description

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche, LLP

23.2	Consent of Jones Day (included in Exhibit 5.1)

23.3	Consent of Jackson Kelly PLLC (included in Exhibit 5.2)

23.4	Consent of Penn, Stuart & Eskridge, P.C. (included in Exhibit 5.3)

24.1	Power of attorney (included on the Signature Page)

25.1	Statement of Eligibility on Form T-1 to act as Trustee under the Indenture†

*	To be filed by amendment or as an exhibit to a document incorporated by reference herein in connection with an offering.
†	To be filed separately pursuant to Rule 305(b)(2) of the Trust Indenture Act of 1939.
(A)	Previously filed as an exhibit to Amendment No. 1 to International Coal Group, Inc.’s Registration Statement on Form S-1 (Reg. No. 333-124393), filed on June 15, 2005 and incorporated herein by reference.
(B)	Previously filed as an exhibit to Amendment No. 2 to International Coal Group, Inc.’s Registration Statement on Form S-1 (Reg. No. 333-124393), filed on June 30, 2005 and incorporated herein by reference.
(C)	Previously filed as an exhibit to Amendment No. 4 to International Coal Group, Inc.’s Registration Statement on Form S-1 (Reg. No. 333-124393), filed on October 24, 2005 and incorporated herein by reference.
(D)	Previously filed as an exhibit to Amendment No. 5 to International Coal Group, Inc.’s Registration Statement on Form S-1 (Reg. No. 333-124393), filed on November 9, 2005 and incorporated herein by reference. As further amended in Exhibit 99.1 to International Coal Group, Inc.’s Current Report on Form 8-K filed on November 28, 2007.
(E)	Previously filed as an exhibit to Amendment No. 3 to International Coal Group, Inc.’s Registration Statement on Form S-1 (Reg. No. 333-124393), filed on September 28, 2005 and incorporated herein by reference.